Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Fuel Cell Energy, Inc. (the “Company”) on Form 10-K for the year ended October 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph G. Mahler, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Joseph G. Mahler
Joseph G. Mahler
Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary (Principal Financial Officer and Principal Accounting Officer)
January 14, 2005

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.